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                        GASEL TRANSPORTATION LINES. INC.

A. Purpose and Scope

       The purposes of this Plan are to encourage stock ownership by key management of the Gasel Transportation Lines, Inc. (herein called the "Company") and its Subsidiaries, to provide an incentive for such person to expand and improve the profits and prosperity of the Company and its Subsidiaries, and to assist the Company and its Subsidiaries in attracting and retaining key personnel through the grant of (1) Options to purchase shares of the Company's common stock.

B. Definitions

1. "Board" shall mean the Board of Directors of the Company as appointed by the shareholders.

2. "Company" shall mean Gasel Transportation Lines, Inc., an Ohio corporation.

3.    "Code" shall mean the Internal Revenue Code of 1954, as amended. 4.

4. "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

5. "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section F below.

6. "Participant" shall mean an employee, officers or directors of the Company, or of any Subsidiary of the Company, to whom an Option is granted under the Plan.

7.    "Plan" shall mean this Gasel Transportation Lines, Inc. Stock Option Plan.

8.    "Stock" shall mean the common stock of the Company, no par value.

9. "Subsidiary" shall mean a subsidiary corporation of the Company, as defined in Section 425(f) and 425(g) of the Code.

C. Stock to be Optioned

       Subject to the provisions of Section L of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 100,000 shares. Such shares may be treasury, or authorized, but unused, shares of Stock of the Company.

D. Administration

      The Plan shall be administered by the Board of Directors. Two members of the Board of Directors shall constitute a quorum for the transaction of business. The Board of Directors shall be responsible to the Board for the operation of the Plan, and shall make decision with respect to participation in the Plan by key management of the Company and its Subsidiaries, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Board of Directors shall be final. No member of the Board shall be liable for any action or determination made by him in good faith.

E. Eligibility

      The Board, may grant Options to any key management personnel (including directors and officers) of the Company or its Subsidiaries. Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board shall determine. Options granted at different times need not contain similar provisions.

F. Option Price

       The purchase price for Stock under each Option shall be 100 percent of the fair market value of the Stock at the time the Option is granted.

G. Terms and Conditions of Options
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       Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by agreements in such form as a Board, upon recommendation of the Committee, shall from time to time approve. Such agreements shall comply with and be subject to the following terms and conditions.

1. Employment Agreement. The Board may, in its discretion, include in any Option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and/or to render services to, the Company or any of its Subsidiaries for a period of time (specified in the agreement) following the date the Option is granted. No such agreement shall impose upon the Company or any of its Subsidiaries, however, any obligation to employ the Participant for any period of time. 2. Time and method of Payment. The Option Price shall be paid in full in cash at the time an Option is exercised under the Plan, or the participant may pay the Option Price by tendering to the Company a like number of common shares of the Company as the Participant is exercising his Option to purchase. Otherwise, an exercise of any Option granted under the Plan shall be invalid and of no effect. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him; provided however adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.
3. Number of Shares. Each Option shall state the total number of shares of Stock to which it pertains.
4. Option Period and Limitations on Exercise of Options. The Board may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Option agreement. Except as provided in the Option agreement, an Option may be exercised in whole in part at any time during its term. No Option may be exercised after the expiration of 10 years from the date it is granted. No Option may be exercised for a fractional share of Stock.

H. Termination of Employment or Affiliation

       Except as provided in Section I below, if a Participant ceases to be employed by the Company or any of its Subsidiaries or his position as a director of the Company is terminated, his Options shall terminate immediately; provided, however, that if a Participant's cessation of employment with the Company and its Subsidiaries is due to his retirement with the consent of the Company or any of its Subsidiaries, or his termination as a director is because of a voluntary resignation or because of a failure to get reelected. the Participant may, at any time within three months after such cessation of employment, or termination of his directorship exercise his Options to the extent that he was entitled to exercise them on the date of cessation of employment or termination of his directorship, but in no event shall any Option be exercisable more than 10 years from the date it was granted. The Board of Directors may cancel an Option during the three-month period referred to in this paragraph, if the Participant engages in employment or activities contrary, in the opinion of the Board, to the best interests of the Company or any of its Subsidiaries. The Board shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company or a Subsidiary, and, subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

L Rights in Event of Death

       If a Participant dies while employed by the Company or any of its Subsidiaries, or is a director within three months after having retired with the consent of the Company or any of its Subsidiaries, or within three months after having retired with the consent of the Company or any of its Subsidiaries, and without having fillly exercised his Options the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options and Stock Appreciation Rights to the extent that such deceased Participant was entitled to exercise the Options on the date of his death; provided, however, that in no event shall the Options be exercisable more than 10 years from the date they were granted.

J. No Obligations to Exercise Option or Stock Appreciation Rights
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      The granting of an Option shall impose no obligation upon the
Participant to exercise such Option.

K. Nonassignability

       Options shall not be transferable other than by will or by the law of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant.

L. Effect of Change in Stock Subject to the Plan

       The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option, and the price per share, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (l)a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section I to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options in whole or in part, but only to the extent that such Options are otherwise exercisable under the terms of the Plan.

M. Amendment and Termination

       The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted. The Board may not, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of 10 years from the date of the Plan's adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

N. Agreement and Representation of Option Holders

      As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a-representation is required under the Securities Act of 1933 of any other applicable law, regulation, or rule of any governmental agency.

0. Reservation of Shares of Stock

       The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

P. Effective Date of Plan.

       The Plan shall be effective from the date that the Plan is approved by the Board.
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